UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 6, 2011

MedAssets, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33881	51-0391128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Point Center E, Suite 200, Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 678-323-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e) On September 6, 2011, MedAssets, Inc. and MedAssets Services LLC (collectively, the “Company”) entered into a separation and release agreement (the “Separation Agreement”) with L. Neil Hunn, the President of Revenue Cycle Technology, that will allow Mr. Hunn to pursue other career opportunities. The Company and the Board of Directors of MedAssets, Inc. thank Mr. Hunn for his dedicated service. Pursuant to the Separation Agreement, Mr. Hunn’s employment with the Company will end as of the close of business on September 30, 2011 (the “Last Day of Employment”).

Pursuant to the Separation Agreement, subject to his execution and non-revocation of a general release of claims in favor of the Company and its affiliates and in lieu of any separation payments pursuant to his employment agreement, Mr. Hunn will be entitled to (i) $570,000 in separation pay, of which, subject to any requirement to delay payments pursuant to Section 409A of the Internal Revenue Code, $525,000 will be paid in substantially equal installments over the 18 month period beginning on the Last Day of Employment, except that the first payment will not be made until the first regularly scheduled pay period following the 60th day from the Last Day of Employment and such first payment will include a catch-up payment for any installments that accrued during the 60-day waiting period plus the additional $45,000, and (ii) an extension to March 29, 2013 of the time period during which Mr. Hunn may exercise any outstanding equity rights that have fully vested to him as of the last day of employment. The Separation Agreement also contains a mutual general release of claims, except that the Company has not released Mr. Hunn for any claims for fraud, willful misconduct, gross negligence, embezzlement, or misappropriation. Mr. Hunn’s employment agreement (including the applicable restrictive covenants) as previously disclosed will remain in full force and effect, except as explicitly modified by the Separation Agreement.

The description of the Separation Agreement contained herein is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Separation and Release Agreement, dated as of September 6, 2011, between MedAssets, Inc., MedAssets Services, LLC, and Mr. L. Neil Hunn.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAssets, Inc.

September 7, 2011	By:	/s/ Jonathan H. Glenn
	Name:	Jonathan H. Glenn
	Title:	Executive Vice President, Chief Legal and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation and Release Agreement, dated as of September 6, 2011, between MedAssets, Inc., MedAssets Services, LLC, and Mr. L. Neil Hunn.